As filed with the Securities and Exchange Commission on July 30, 2010 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_____________________________

The Dixie Group, Inc.

(Exact name of Registrant as specified in its charter)

TENNESSEE	62-0183370
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

104 Nowlin Lane, Suite 101

Chattanooga, Tennessee  37421

(423) 510-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

The Dixie Group, Inc. Amended and Restated

2006 Stock Awards Plan

(Full title of the Plan)

Jon A. Faulkner

Chief Financial Officer

The Dixie Group, Inc.

2208 S. Hamilton Street

Dalton, Georgia  30721

 (Name and address of agent for service)

(423) 510-7000

(Telephone number, including area code, of agent for service)

With Copies to:

John F. Henry, Jr., Esq. Miller & Martin PLLC Suite 1000, Volunteer Building 832 Georgia Avenue Chattanooga, Tennessee 37402 (423) 756-6600

Indicate by check mark whether the registrant is a “large accelerated filer”, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐

Accelerated filer ☐

Non-accelerated filer ☑

Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock, $3.00 par value	500,000 shs.	$3.46	$1,730,000	$123.35

(1)

This figure represents the aggregate number of shares of Common Stock being registered hereby for issuance pursuant to the 2006 Stock Awards Plan, as amended and restated (the “Plan”) of The Dixie Group, Inc. (the “Company”).  Also, there are registered an undetermined, pursuant to Rule 416(c) under the Securities Act, number of additional shares of Common Stock that may become issuable under the Plan in the event of certain changes in the outstanding shares of Common Stock or in the capital structure of the Company, including any stock dividend, stock split, recapitalization or similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Securities Act Rules 457(c) and 457(h), based on the average of the high and low prices reported for the Common Stock on the Nasdaq National Market on July 29, 2010.

(3)

Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed by The Dixie Group, Inc. (“Company” or “Registrant”) on Form S-8 for the purposes of registering 500,000 additional shares of common stock available for issuance under The Dixie Group, Inc. Amended and Restated 2006 Stock Awards Plan (the “Plan”).  A registration statement on Form S-8 (File No. 333-134779) was filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2006, and is hereby incorporated by referenced into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The following documents previously filed by The Dixie Group, Inc. (the “Company” or the “Registrant”), Commission File No. 0-2585, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference in this Registration Statement:

(1)

the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 26, 2009, filed with the Commission on March 3, 2010;

(2)

the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 27, 2010, filed with the Commission on April 29, 2010;

(3)

the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 26, 2010, filed with the Commission on July 30, 2010;

(4)

the Registrant’s other reports filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act since December 26, 2009; and

(5)

the description of the Registrant’s Common Stock set forth in the Company’s registration statement filed with the Commission on June 22, 1987 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.

Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit

Number

Description of Exhibit

4.1

Restated Charter (incorporated by reference to the Registrant’s annual report on Form 10-K for the year ended December 27, 2003)

4.2

Amended Bylaws (incorporated by reference to the Registrant’s current report on Form 8-K dated February 26, 2007)

5.1

Opinion of Miller & Martin PLLC

10.1

The Dixie Group, Inc. Amended and Restated 2006 Stock Awards Plan (previously filed with the Commission on March 9, 2010 as Annex A to the Proxy Statement for the Registrant’s Annual Meeting of Shareholders held April, 27 2010 and incorporated herein by reference)

23.1

Consent of Miller & Martin PLLC (included in Exhibit 5.1)

23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24

Powers of Attorney (included in Signatures page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee on July 30, 2010.

THE DIXIE GROUP, INC.

By:   /s/Daniel K. Frierson

Daniel K. Frierson

Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below hereby authorizes Daniel K. Frierson and Jon A. Faulkner, and each of them, with full power of substitution and resubstitution, as attorneys-in-fact, to sign in his name and behalf individually and in each capacity designated below, and to file any amendments, including post-effective amendments, to this registration statement.

Signature

Title

Date

   /s/ Daniel K. Frierson

Chairman of the Board, Director and

July 30, 2010

Daniel K. Frierson

Chief Executive Officer

   /s/ Jon A. Faulkner

Vice President and

July 30, 2010

Jon A. Faulkner

Chief Financial Officer

   /s/ D. Eugene Lasater

Controller

July 30, 2010

D. Eugene Lasater

   /s/ J. Don Brock

Director

July 30, 2010

J. Don Brock

   /s/ Paul K. Frierson

Director

July 30, 2010

Paul K. Frierson

   /s/ Walter W. Hubbard

Director

July 30, 2010

Walter W. Hubbard

   /s/ Lowry F. Kline

Director

July 30, 2010

Lowry F. Kline

   /s/ John W. Murrey, III

Director

July 30, 2010

John W. Murrey, III

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Charter (incorporated by reference to the Registrant’s quarterly report on Form 10-K for the year ended December 27, 2003)
4.2	Amended Bylaws (incorporated by reference to the Registrant’s current report on Form 8-K dated February 26, 2007)
5.1	Opinion of Miller & Martin PLLC

10.1

The Dixie Group, Inc. Amended and Restated 2006 Stock Awards Plan (previously filed with the Commission on March 9, 2010 as Annex A to the Proxy Statement for the Registrant’s Annual Meeting of Shareholders held April 27, 2010 and incorporated herein by reference)

23.1	Consent of Miller & Martin PLLC (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24	Powers of Attorney of certain officers and directors of the company (included on signature page)